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                                                                     EXHIBIT 3.1

                                                 STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 08/22/2002
                                                 020533403-3561974

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                          ALPHA NATURAL RESOURCES, LLC

FIRST:      The name of the limited liability company is:

            ALPHA NATURAL RESOURCES, LLC

SECOND:     The address of its registered office in the State of Delaware is:

                          2711 Centerville Road, Suite 400
                          Wilmington, Delaware 19808

            The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:      The name and address of the authorized person is:

                  Peggy Doeden
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Alpha Natural Resources, LLC on this 22nd day of August 2002.

                                                      /s/ Peggy Doeden

                                                      Peggy Doeden
                                                      Authorized Person